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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Select Medical Corporation of our report dated February 25, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Select Medical Corporation's Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the references to us under the headings "Experts," "Summary Historical Consolidated Financial and Other Data" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
May 30, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM